                                                                 EXHIBIT 99.495


                              OYSTER BUSINESS PLAN




                        November 8, 1999 - WORKING DRAFT



[CALPX LOGO]                  [PEROT SYSTEMS LOGO]                     [OM LOGO]



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TABLE OF CONTENTS


Executive Summary...................................................................................1
   Situation Analysis...............................................................................1
   Conclusion.......................................................................................2
   Next Steps for Management........................................................................3

Market Overview.....................................................................................4
   Size of Market...................................................................................4
   Regulation and Deregulation......................................................................5

Overview of Oyster's Approach.......................................................................6
   Oyster Value Proposition.........................................................................6
   EnergyWorldExchange.COM..........................................................................8

Oyster Services....................................................................................11
   Trading Services................................................................................11
   Scheduling Services.............................................................................12
   Settlement and Clearing Services................................................................13
   Information Services............................................................................17

Commercial Information.............................................................................19
   Future Products and Services....................................................................19

Risks..............................................................................................20
   Pace and Nature of Deregulation.................................................................20
   Competition.....................................................................................20
   Pace and Nature of Change Due to E-Commerce.....................................................23



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
   Cash Flow / ROI in E-Commerce World.............................................................24
   Consortium Framework............................................................................25

Market Potential...................................................................................26
   Strategic Relationships.........................................................................28

Channels to Market.................................................................................29
   Direct..........................................................................................29
   Brokerage.......................................................................................30
   Market Makers...................................................................................30
   Market Relations................................................................................30
   Market Approach Framework.......................................................................31

Investment Opportunity.............................................................................31
   Proposed Legal Structure........................................................................32

Management Organization............................................................................35

Timeline of Milestones, Events, and Benefits.......................................................36
   Clearing of OTC and Exchange Traded Contracts - Next Steps......................................37
   Generic Schedule................................................................................38

Appendixes.........................................................................................39



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EXECUTIVE SUMMARY


Executive summary will be addressed pending finalization of remaining document [John / Al]


SITUATION ANALYSIS


Winds of change are sweeping through the energy industry. Deregulation, re-regulation, liberalization, competition, and the introduction of retail markets are but cause and effect events arising from this decisive shift in rules.

Fortunately, the California Power Exchange, Perot Systems and OM have been actively involved throughout these winds of change. An example would be the California energy winds of change that allowed the California power market to be designed and implemented. This experience, reputation, and track record can be leveraged as the California energy evolution is looked upon as the front wave of change in the United States.

Thus, the concept of creating a consortium amongst the three organizations was logical in attaining optimal business opportunities and organizational capabilities. California Power Exchange, Perot Systems, and OM have worked collectively in constructing a business concept called Oyster.

Oyster's business mission can be summarized as to provide an asynchronous digital market space for business to business buyers and sellers of electricity and natural gas in North America providing superior source choices through complete transaction services with flexible, transparent and broad multi-regional options at a transaction fee structure of 1 - 2% of the Cost Of Goods Sold (COGS).



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[PIE CHART]

Oyster will differentiate itself by its alignment with large markets (PX), its technological adaptability, and its capture of significant business buyers not easily accessed due to high cost of sales.

Oyster's achievable market potential by 2005 is $164M. This estimate is conservative and does not include Clearing/Settlement retail; Scheduling retail nor Information services numbers.

"YOU ARE, AT THIS MOMENT, STANDING RIGHT IN THE MIDDLE OF YOUR OWN ACRES OF DIAMOND..."
                                                                EARL NIGHTINGALE

Acres of diamonds this large and yet conservative should capture attention of the consortium, but also potential competitors. Thus, now is the time in which we must recognize and seize these opportunities.

CONCLUSION



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Oyster is fully capable of extending its product and service portfolio to the retail sector....

EnergyWorldExchange ....

Oyster's services can be broken into five sectors:



NEXT STEPS FOR MANAGEMENT

1. Commit resources to the Oyster team that will focus on the Clearing Service opportunity. Specific initial steps are documented in attachment ??

2. Commit resources to the Oyster team that will focus on the energy commerce digital portal.. Specific initial steps are documented in attachment ?? ...

3. Continue Oyster Steering process until proper governance model is established.



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MARKET OVERVIEW


Two areas of concern when evaluating the energy market are the overall size of the market and the influence that regulation and deregulation have on the new business.


SIZE OF MARKET


The energy market represents one of the world's largest industries. The traditional supply and transportation of energy in the United States market alone is currently valued at US$300 billion. Such traditional services are expected to grow by two to four percent per year over the next five years (source: Perot Systems).

Kurt Yeager, Chief Executive Officer of the Electrical Power Research Institute
(EPRI), in comments to Standard & Poors in December 1998, suggested that the size of the new (demand and supply side) industry emerging out of deregulation will exceed US$800 billion in annual revenues, with the commodity or supply side representing only one-third of this annual expenditure, while value-added services and financing represent the other two-thirds.

[PHOTO]

Figure 1: Future Oyster Control Center



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                           REGULATION AND DEREGULATION

                                      [MAP]

Figure 2: United States Gas and Electricity Deregulation


The energy market has been historically subject to extensive regulation, with supply, transportation, and marketing of energy being conducted by geographic monopolies, such as regulated utilities. In the United States, regulated utilities have had their prices (rates) to consumers set on the basis of an agreed return on capital.

Deregulation of gas and electricity markets is underway to differing degrees in various geographic markets. Electricity deregulation in the United Kingdom has reached an advanced stage, with full choice of supplier offered down to the consumer level in 1999. In February 1999, the European Union introduced deregulation (liberalization) to offer clients the ability to choose their electricity energy suppliers. In the United States, certain states (most notably, California, Arizona, Pennsylvania, and New York, along with several Northeastern states) have instigated clear plans to deregulate electricity. All U.S. states will likely implement legislation to deregulate electricity supply within the next five years. However, in the absence of federal legislation, the nature, degree, and timeframes for this deregulation are uncertain. Figure 2 displays a map depicting the current state of deregulation across the United States. Municipalities, such as Los Angeles, and cooperatives may continue to



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operate outside these competitive open market parameters in the absence of federal legislation, despite deregulation in their states.

Deregulation is and will continue to create a new, complex array of service providers across the entire energy value chain, including, at a minimum, power marketers (who effectively operate at the wholesale level), Retailers (also called aggregators), and energy service companies (ESCOs). Some of these will be new subsidiaries of regulated utilities; others will be new entrants. Experience in other de-regulating markets suggests that this large number of new as well as existing players will undergo significant consolidation over the next five years. This consolidation is already taking place in the United States.


OVERVIEW OF OYSTER'S APPROACH


OYSTER VALUE PROPOSITION


Ex.com, Inc. will provide an asynchronous digital market space for business to business buyers and sellers of electricity and natural gas in North America providing superior source choices through complete transaction services with flexible, transparent and broad multi-regional options at a transaction fee structure of 1 - 2% of the Cost Of Goods Sold (COGS).

Its differentiating characteristics will include its alignment with large markets (PX), its technological adaptability, and its capture of significant business buyers not easily accessed due to high cost of sales. Thus, Ex.com will be the 'Energy E-Commerce Portal' that will be the foundation of Oyster services. This E-Commerce portal will be called the 'EnergyWorldExhange.com'.


[ENERGY WORLD EXCHANGE GRAPHIC]



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The key to Oyster's success is to provide value-add services along the supply chain. The diagram below depicts the supply chain activities, which reflects the opportunities for EnergyWorldExchange.

                          THE LONG RUNNING TRANSACTION

                                     [CHART]



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ENERGYWORLDEXCHANGE.COM


The EnergyWorldExchange will establish the framework that will enable products and services to be placed in such a way that facilitates e-commerce business to occur within the energy enterprise. Below is a vision of this enterprise or digital marketplace.

                         TARGET MARKETPLACE PARTICIPANTS

                                     [CHART]



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[Information generated from Info System Group will be inserted here shortly]



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SERVICE SECTOR VALUE PROPOSITIONS AND REQUIREMENTS

The EnergyWorldExchange we establish the foundation that services and products will be offered. Below is a matrix that captures the Oyster service offerings with their respective value propositions and requirements for success.


SERVICE                VALUE PROPOSITION                                                REQUIREMENTS
CLEARING               Reduce Cost of Risk Management                                   Installed Business Base to Leverage
                                                                                        Reliable Service Capability -- not
                                                                                        Necessarily Excellent
                                                                                        CalPX Draws in Regional Wholesale Trading
TRADING                Reduce Time to Match Buyer & Seller                              Ease of Use with Low Costs
                       Search Cost                                                      Transparent Price
                                                                                        Liquidity
                                                                                        Information Distribution
                                                                                        Create Market Makers to be Counteracting
                                                                                        Against Institutional Inertia
SETTLEMENTS            Lower Cost                                                       Very Good at Settlements
                       Reduction in Admin Risks by Keeping Track of All Trades Thus     Investment in Early Years for ROI
                       Improving Quality and Timeliness of Resolution
                       Economy of Scale
SCHEDULING             Time Savings                                                     Very Good at Settlements
                       Lower Costs                                                      Investment in Early Years for ROI
                       Reduction in Risk
                       Economies of Scale
INFO SERVICES          Information Enhances Client Ability to Conduct Business          Quality Data
                                                                                        Reputable Data



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OYSTER SERVICES


TRADING SERVICES

The Trading function is to provide a centralized, efficient market for energy -related trading instruments. Some of these instruments could be electricity futures, natural gas contracts, weather indexed instruments, etc. We intend to capture a significant portion of the wholesale and retail markets as the various states deregulate and open up for competition. Initially, the focus of our business will be in the western states, and then expanding nationally, and internationally.


Our customers would be producers, business users, and intermediaries of energy. We can attract customers by having a user-friendly trading interface, and offering standard products with high liquidity.

       Strengths                Weaknesses               Opportunities            Threats
       ---------                ----------               -------------            -------
o One-stop shop,          o High cost                  o Regional             o Termination
  link to physical          structure                    exchange to            of mandatory
  delivery, scheduling,   o CalPX price                  provide market         buy/sell
  settlements, &            volatility                   reliability          o Market
  clearing                o Lack of                    o Financial              share erosion,
o Transparency              user-friendly trading        instruments (NYMEX     primarily by
o Strong                    interface                    problem)               bilateral market
  starting                o Slow response due                                 o CFTC
  base/liquidity            to FERC                                             legislation (time
o Credible                o Complex hourly                                      & management)
  performance               market
o Proven                  o Bilateral block
  business partnership      vs. Cal hourly price
                            spread



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As shown by the service and the SWOT, the Trading services is a logical offering. This leads into how do we price for such services. The current pricing structure utilized at CalPX will be enhanced to establish the pricing framework for Trading services. The rates will ??Marianne/John/Christine????



SCHEDULING SERVICES

The Scheduling System which provides interface between the ISO and the market participants monitors and validates energy schedules, ancillary service and transmission schedules and assess whether these schedules can be accommodated by the transmission grid. In summary the scheduling system performs the following activities:

     o    Scheduling Management

     o    A/S Schedule management

     o    Congestion Management

     o    Tagging Services

     o    Transmission Reservation Management

     o    Other real-time services

The Scheduling System can been divided into two subsystems: The Scheduling Infrastructure Subsystem (SI) and Scheduling Applications Subsystem (SA). SA will consist of a series of computer applications that would provide the scheduling functionality described above. SI will provide the interface between the ISO and the market participants. SI also encompasses the basic hardware and software systems needed to run the Scheduling Applications.

The Scheduling Services is a logical service offering for Oyster. But as with all new market offerings, Strengths, Weaknesses, Opportunities and Threats exist. Below is a summary of SWOT analysis for Scheduling Services.



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
       Strengths                Weaknesses                Opportunities            Threats
       ---------                ----------                -------------            -------
o  Established            o   Expensive                o   Growing            o   Cheaper
   organization               organization                 scheduling market      more targeted
o  Scheduling             o   Unfamiliar with          o   New                    services by
   experience                 business expansion           deregulated            competitors
o  New Market             o   New to competition           markets            o   Established
   Expertise              o   Less Flexible to         o   Start up               service
o  High                       needs                        cost high to new       Schedulers
   volumetrics and        o   Redesign of                  comers             o   Changing
   liquidity                  system to provide                                   Environment
                              unbundled services


As shown by the service and the SWOT, the Scheduling service is a logical offering. This leads into how do we price for such services. The current pricing structure utilized at CalPX will be enhanced to establish the pricing framework for Scheduling services. The rates will EBRAHIM???




SETTLEMENT AND CLEARING SERVICES

Brief service description:

1.   SETTLEMENT OFF LOSS/GAIN (+FEES) OTC (NEW)

     This service would simply reduce the stream of invoices between all counterparts and each party would only deal with the settlement organization which would reduce the administrative risk.



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
       Strengths                  Weaknesses               Opportunities             Threats
       ---------                  ----------               -------------             -------
o   Established           o   Expensive                o   Growing OTC        o   Cheaper
    organization              infrastructure               market                 in-house
o   Settlement            o   Unfamiliar with          o   High Admin         o   Established
    experience                business expansion           effort for the         service bureau
                          o   New to competition           trader             o   Weak value
                                                                                  proposition
                                                                              o   New
                                                                                  competitor

2. SETTLEMENT OF LOSS/GAIN AND FINANCIAL MONITORING OF COUNTERPARTS

2.1 EXCHANGE (EXPANDED).

(PX current settlement services). This service could also be offered to other SC and exchanges/balance markets.

         Strengths                  Weaknesses                Opportunities                 Threats
         ---------                  ----------                -------------                 -------
o  Established               o  Expensive               o   Adm. head ache         o  Cheaper in-house
   organization                 organization                for other SC           o  Established
o  Settlement                o  Unfamiliar with         o   Costly to                 service bureau
   experience                   business expansion          develop for new        o  Perceived as
o  Systems in place          o  New to                      X-change                  offering a service to
                                competition                                           competition

2.2 OTC (NEW).

The settlement would be the same as for 1, but in addition the settlement organization would financially monitor all counterparts and claim collateral for margin and incurred losses. The risk of default would be reduced to a minimum, but in the unlikely event of default the counterpart would carry the loss (as opposed to the clearinghouse.) For all practical purposes this would be like allowing registration of OTC contracts to the BFM market and all system needed for this are in place to this today.

The big difference for the participants is that they do not need to go trough the BFM



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trade desk but they could match the deal themselves or with a broker. From a trading floor perspective this could be challenging, but experience from Europe tells us that this is a real money machine. CalPX would probably not have a FERC issue with this but they would need to change their fee structure so it is divided into two parts: a trading piece and a settlement piece.

         Strengths                  Weaknesses                Opportunities                 Threats
         ---------                  ----------                -------------                 -------
o   Established              o  Expensive               o Growing OTC              o  Large power
    organization                organization              market                      marketers wants to
o   Settlement               o  Unfamiliar with         o Risk management             control the deal flow
    experience                  business expansion        is costly                o  Established US
o   Systems in place         o  New to                  o Attractive                  financial institution
o   Access to                   competition               value-proposition           enters the market
    Scandinavian             o  Limited access          o Reduced market           o  Failing risk
    experience in-house         to the OTC market         entry cost for new          management
                             o  Limited                   players
                                experiences of risk     o "Test' market
                                assessment                for new contracts
                                                        o Build
                                                          relation-ships with
                                                          power marketers

3. SETTLEMENT OF LOSS/GAIN (+FEES) AND FULL CLEARING


3.1 EXCHANGE (NEW)

This would be the same as 2 except that if a party default the loss would be carried by the clearinghouse. This would reduce the financial requirements and margins for trading at the PX, and thus significantly improve the market penetration. The challenge is to build clearing house, able to take on this risk and manage it as well as getting the legal side resolved.



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
       Strengths                  Weaknesses               Opportunities             Threats
       ---------                  ----------               -------------             -------
o Established             o   Expensive                o Reducing             o Legislation
  organization                organization               market entry         o FERC
o High                    o   No in-house know           barriers             o Failing
  credibility                 how of US risk           o Providing              risk management
o In-house                    management                 the full service
  clearing experience     o   Lack of                    of an X-change
o Access to                   historical data          o Full
  clearing capital            regarding price            anonymous market
                              volatility

3.2 OTC (NEW).

The same as 2.2 with the clearinghouse function added. This would significantly reduce the risk, financial requirements and margins for the OTC market and thus open this market to more extensive trading. This would also impact the market penetration of exchange trading. The market dominance of the large power marketers could be reduced. This is probably what the participants do want in the long run.

         Strengths                  Weaknesses                Opportunities                 Threats
         ---------                  ----------                -------------                 -------
o  Established               o Expensive                o Growing OTC              o  Other clearing
   organization                organization               market                      houses
o  High credibility          o Unfamiliar with          o Lack of                  o  Large power
o  In-house clearing           business expansion         clearing limits OTC         marketers wants to
   experience                o New to                     growth                      maintain control
o  Access to                   competition                (high margin             o  Established
   clearing capital          o Lack of OTC                requirements)               financial institutions
                               connections              o Costly risk              o  Legislation
                             o No in-house                management               o  FERC
                               experience of            o Creating an              o  Failing risk
                               risk-management            'equal' playing-field       management
                                                        o Reduced market
                                                          entry cost for new
                                                          players
                                                        o "Test' market
                                                          for new contracts
                                                        o Build
                                                          relationships with
                                                          power marketers
                                                        o Expanding
                                                          deregulation



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4. SETTLEMENT OF LOSS/GAIN (+FEES) AND FINANCIAL MONITORING OF COUNTERPARTS
RETAIL (NEW)

Same as 2.2 above.  Requires further analysis.


As shown by the service and the SWOT, the Settlement and Clearing services is a logical offering. This leads into how do we price for such services. The current pricing structure utilized at CalPX will be enhanced to establish the pricing framework for Settlement and Clearing services. The rates will Marianne??????????????????????




INFORMATION SERVICES

Information Services will provide the following products / services amongst others:

     o Market Monitoring: This product provides up to date market monitoring to the participants

     o Market Analysis: This product provides analysis of market behavior using analytical tools



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     o    Industry Training and Consulting: This product provides consulting services on deregulated system operation and market operation

     o Information Posting: This product provides other Marquette information for participates.

       Strengths                  Weaknesses              Opportunities             Threats
       ---------                  ----------              -------------             -------
o Established             o Expensive                  o Growing            o Cheaper more
  organization              organization                 Information          targeted services by
o Limited                 o Unfamiliar with              market               competitors such as
  experience                business expansion         o New                  Bloomberg for
o New Market              o New to competition           deregulated          information posting
  Expertise               o Less Flexible to             markets              and Anderson
o High                      needs                      o Start up             Consultants for
  Volumetrics &           o Redesign of                  cost high to new     Consulting Services
  Liquidity                 system to provide            corners            o Changing
                            unbundled services                                Environment

As shown by the service and the SWOT, the Information services is a logical offering. This leads into how do we price for such services. Since the services will be a new service offering, pricing will need to be designed in such a way that it will be acceptable to the market and the consortium cost model. Thus, early in the requirement phase the pricing framework will be established.

In addition to providing the above services, we expect later phases of the Info Services to evaluate benefit of attracting advertisements that could increase revenue and even lower costs to clients. Organizations that may have interest in advertising on the EnergyWorldExchange could include Utility, Financial, Credit Management, Brokerage Houses, Telecommunications, and Office Supply organizations.



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COMMERCIAL INFORMATION


Commercial aspects of Oyster include its value-sharing pricing and plans for future products and services.




FUTURE PRODUCTS AND SERVICES

[CHART]

Oyster's initial market entry is focused directly on the wholesale energy marketplace. A continuing development of the initial product and service portfolio addressing these energy needs can be expected.

In addition to the initial portfolios, Oyster expects to develop value propositions and solutions addressing unique needs of the vertical industries throughout which Oyster is deployed. These developments may represent separate ventures or enterprises under the Oyster family of business.

Product and service developments will create experiences for clients' customers in which the value-added aspects of comfort and convenience can be clearly measured and desired.



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RISKS


The Oyster service offering is intended to mitigate many of the risks through diversification, leveraging, partnering, proactive and integration. Yet, as with all business initiatives, risks exist in various forms.


PACE AND NATURE OF DEREGULATION


RISK: The rate and complexity of deregulation may create business inhibitors and introduce number of new entrants into the market as well as significant consolidation.

RESPONSE: The pace and nature of deregulation does create complexities that Oyster can not clearly control. Oyster's design and approach will reduce risks. Specific Oyster examples include the marketing approach, the unbundling/bundling of products, and the leveraging of strategic partners.


COMPETITION


RISK: Competition will evolve to restrict or hinder Oyster success.

RESPONSE: Competition to the business structure envisaged under Oyster can be found in two areas. The first are well established players in the power markets (e.g. Enron) who wish to exploit the deregulation of the electric utility industry. The second are new entrants (e.g. APX) who recognize the opportunities the enabling technology of



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the Internet provide for new businesses. The most formidable will be those who see similar opportunities as we do. If they are better funded and move faster than us, we may not be able to overcome the first mover advantage they can gain.

The Figure N displays a view of the competition based on services and energy. [needs work to explain high-level - Christine/John]

As previously identified, the energy supply chain we target comprises the following 5 areas or market segments:

1)   Information services

2)   Trading

3)   Scheduling

4)   Settlements

5)   Clearing

While competitors exist in each of the market segments we target, no one has the breadth of product offerings we plan, nor the capability to offer a comprehensive set of services required by the energy supply chain. However, although no one currently offers the full suite of products and services envisaged by Oyster, it is quite possible that some of the newer players may already be executing strategies that lead towards the Oyster vision. If we assume this to be the case, then speed of implementation and agility in execution become critical for success.

We already compete against Power Marketers in trading, scheduling, settlements and clearing and information service (primarily risk management products). Power marketers also deliver energy to end-users and, under Oyster, so will we. This will also put us into competition with ESPs who are focused on the retail end-user.

Oyster will compete head-on against Power Brokers in the facilitation of trading power and a challenge for Oyster will be devising a role that brokers will find profitable enough to participate in the marketplace.

In the energy exchange business, our most obvious competitors are Nymex (financial products) and APX (spot trading) but they have shown no indication of an intention to establish a digital marketplace. However, they do understand the industry and APX

[CHART]

Figure N -- Competition View



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has been more adept at exploiting Internet technologies. While APX's current focus seems to be on setting up individual exchanges they may be able to establish a national presence either as a natural evolution or as a response to an initiative like Oyster.

Other competitors include on-line brokers such as Bloomberg with their Powermatch system for OTC trading and HoustonStreet who recently launched a web site to facilitate OTC trades. An alliance of Altra, Amerex and Prebon recently launched Altrade Power, which combines electronic trading with traditional voice brokering. This capability will further expand Altra'e electronic trading in energy commodities such as gas and crude oil. One of the partners Amerex plans to complete power market coverage in North America from Canada to Mexico. Amerex also recently entered into a joint venture with PwC to create a power database for historical transactions which customers can use for risk management.

Other competitors who will bear watching include Enron who are pre-eminent in the OTC market and can be expected to respond to any perceived threats in that area; Nymex who are focused on financial instruments

OATI are currently dominant in transmission scheduling via OASIS but because of their relationship with Perot, a member of the consortium, they could be viewed as a potential partner.

Indirect competition for other parts of the energy supply chain comes from ESPs who will wish to own the retail customer, other exchanges who wish to trade financial instruments, financial entities who may see opportunities in the settlement and clearing areas and a whole slew of new entrants. However, the nature of the proposed marketplace is such that these indirect competitors could be incorporated into the environment to provide their services to other marketplace participants.

For an initiative with as broad a scope as Oyster it is to be expected that there will be many competitors for the various products and services but very few who try to cover the whole range. The competitors who cover only some of the products and services could be viewed not as threats but as potential partners whose products could broaden the offering in the marketplace. Obviously, the marketplace will single-source some products and services; many others can procure competitively.



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While many companies are attempting to establish a presence on the internet as digital marketplaces, what sets up apart from the competition are our performance since the market opened in California, the liquidity of our markets and our experience in running the market.

A risk to consider is the possible response of our competition to the Oyster initiative. Because of the ubiquity of internet technologies, the barrier to entry is low and as such companies who wish to compete can respond as rapidly as in 3 months if they do not already have a presence, or can add new products even faster if they already have a presence. Of course, building the necessary relationships, defining the business processes will take time.

Because of the newness of the digital marketplace concept, stakeholders and possible business partners may have difficulty distinguishing the various offerings and Oyster may become just one of many initiatives clamoring for mind-share. It is therefore critical that a clear and simple message be used to communicate the advantages of Oyster and how we differ from the competition.

While the marketplace design for Oyster has not been finalized yet, some possible designs will require that competitors be incorporated into the market structure. Providing an environment that fosters both cooperation and competition will be challenging. It may take too long to establish the necessary relationships to create the critical mass required by a digital marketplace.

PACE AND NATURE OF CHANGE DUE TO E-COMMERCE

RISK: The pace and nature of change due to E-Commerce is causing technology to be leveraged in new profound ways and causing businesses to look at their business model differently such as IP in business processes.

RESPONSE: In barely five years, the Internet has gone from being an easy way to access and share information to an e-commerce platform capable of supporting entire



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

businesses. While e-commerce cannot be equated to the Internet (many e-commerce platforms exist but they are proprietary and industry specific, e.g. Sabre in the airline industry, various electronic exchange systems), the clear trend is toward Internet technologies because of their low cost and ubiquity.

Implementing Oyster on existing proprietary technology will be risky in that 1) it may be difficult to establish standards with a proprietary technology, 2) a proprietary technology will be harder to work with and 3) proprietary technologies cannot keep up with the rapid innovation and improvements with Internet technologies.

However, transitioning from our current technology base to Internet based technologies will be risky. An alternative approach would be to supplement our current platform with a new Internet based platform but that is likely to be expensive. There is a clear need for a technical architecture that can be embraced by all marketplace participants and/or inter-operate with their existing technologies. This will be difficulty to achieve with existing proprietary technologies.

Because of the innovation made possible by the Internet, patents are being granted not only for the technology but also for the business processes made possible. For example, a key strategy for Walker Companies (parent company of Priceline.com) is to create and patent new business processes. A risk therefore is that the business processes required for Oyster to succeed may have already been patented. On the other hand, we may have the opportunity to patent any new processes we devise.


CASH FLOW / ROI IN E-COMMERCE WORLD


RISK: The young E-Commerce world does not provide a predictable framework in understanding and managing Cash Flow and ROI.

RESPONSE: Oyster will establish financial reporting that will include Cash Flow and ROI. Oyster does recognize that cash flow and ROI will not reflect standard marks over the investment stage of the business model. Once the breakeven point is attained and the transaction pace ignites, so will the financial indicators.



CalPX, OM, and Perot Systems Confidential                                     24
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CONSORTIUM FRAMEWORK


RISK: As multiple organizations are leveraged together to enhance business success, so does the creation of consortium create inherent issues and risks. This can arise from situations that pit consortium direction against individual organizational direction.


RESPONSE: Oyster will establish processes that are intended to provide forum and process that reduce risk and exposure. This will be in some form of quarterly business performance and Oyster status meetings at appropriate organizational levels. In addition, a program office will be established that enhances the governance and change management processes of the consortium.



CalPX, OM, and Perot Systems Confidential                                     25

MARKET POTENTIAL


The Oyster revenue potential is based on fairly conservative assumptions, therefore revenue dollars presented are achievable. For Trading Services, market data provided by Economic Insight, Inc for estimating California and the rest of WSCC revenue potential were utilized. An assumption was established that the remainder of North America market equals the size of WSCC including California.

For Scheduling Services, the projected revenue is based on discussions with current CalPX operations. Oyster assumes that the North American revenue excluding WSCC is twice of the WSCC revenue. Clearing/Settlements Services involve clearing exchange trades as well as bilateral trades.

There is significant potential in the retail market for Scheduling, Clearing/Settlements. The revenues in these areas were left blank because further research is needed to better assess the potential. Thus, this revenue potential is very conservative, based on conservative estimate of market share, market growth, and extremely competitive pricing.



CalPX, OM, and Perot Systems Confidential                                     26
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                       ACHIEVABLE OYSTER REVENUE POTENTIAL
                              2005 ($ in miilion)

                                                WSCC          NORTH AMERICA
                             CALIFORNIA   (EXC. CALIFORNIA)    (EXC. WSCC)     TOTAL
                             ----------   -----------------   -------------   -------
TRADING
          Wholesale                 7.1                8.07           15.17   $ 30.34
          Retail                     10                  10              20   $ 40.00

SCHEDULING
          Wholesale                3.78                7.55           22.60   $ 33.93
          Retail

CLEARING/SETTLEMENT                  10               12.41           37.59   $ 60.00
          Wholesale
          Retail

INFORMATION

                                                              GRAND TOTAL     $164.27
                                                                              -------

*Revenue est. based on volume forecast, not including costs

1. Assumption: 33% market captivation for Clearing - Total market is 180 million

2.   For Scheduling - national revenue = 11.3 * 2 = double the entire WSCC




Detail of market by segment..... leverage appendixes


[Ebrahim/Marianne from Friday's Support Session]



CalPX, OM, and Perot Systems Confidential                                     27

STRATEGIC RELATIONSHIPS

In today's world that includes trends in higher customer demands, increased pace of change, globalization, and market supply chain dynamics - it creates an atmosphere of complexity within a fast paced transformation. Byproduct of this view is that no organization can complete their mission solely and their missions may change more often than they have in past. Thus, an effective way to be proactive in attaining ones mission within today's world is to leverage strategic relationships. Oyster is committed to establishing, maintaining and enhancing strategic relationships to attain its mission.

The Oyster foundation is built on three-stool cornerstones:

  [calPX LOGO]                 [PEROT SYSTEMS LOGO]                  [OM LOGO]

CalPX:

     o    Cornerstone customer base/liquidity

     o    Existing services in most of the key business areas

Perot Systems:

     o    Successful flexible, technology support of CalPX

     o Experience in rapid deployment of IT based business including e-commerce.

OM

     o    International Exchange experience & systems

     o    Successful backbone system at CalPX

As these cornerstones provide a foundation, each partner will also leverage their current and future affiliated companies and strategic partners.



Perot Systems Confidential                                                    28

[GRAPHIC]

CHANNELS TO MARKET


Oyster services will be marketed through four primary sales channels: Direct, Brokerage, Market Makers, and Public Relations.


DIRECT

Oyster will establish a process to identify, qualify, contact, and sign new clients. The goal to establish new clients effectively and efficiently that is cost effective and results in quality clients.

The Figure 3 is a funnel that reflects the steps required in establishing a new client. First step is to develop a list of client prospects. Based on that list, we'll qualify these clients to improve the probability of a new client match. The second step is scoping which is essentially sales design. The third step will be the proposal phase to the client, which leads into the final phase of closing the deal. Thus, the net result is establishing new clients under a methodical approach that enhances the probability of success.

[GRAPHIC]



Perot Systems Confidential                                                    29

BROKERAGE

Oyster will negotiate with utilities and power marketers in selected geographic areas (where deregulation is most advanced) to franchise Oyster services. The Brokerages will be responsible for bringing additional business to Oyster. In return for these services, Oyster will provide commissions for such services and this structure that will be more beneficial to the broker than under their normal mode of business. Service agreements will be established between Oyster and Brokerage firms. These arrangements will be a 'win' for the Brokerage firms as their income will increase and a 'win' for Oyster as the marketing costs/requirements will be reduced.

MARKET MAKERS

Oyster will continually be active with organizations, individuals, and various entities that have influence to establish markets. Intent of these efforts is to enhance the probability that the markets would be established in such a way that is conducive to Oyster's business model.

MARKET RELATIONS

The energy industry is not only a heavily regulated industry, but also a commodity that impacts the general public, government, and business enterprises. This impact occurs in such ways that perception; opinions, reliability, pricing, etc are continually discussed in various forums. Oyster will develop a market relation's plan that will enhance the ability to identify risks, threats and opportunities.



Perot Systems Confidential                                                    30

MARKET APPROACH FRAMEWORK

The success of any marketing and sales effort to attain its mission of signing new quality business, a proper support framework will be established. This framework will need to be established based on above channels to market and the service offerings strategy of Oyster.

One of the most common mistakes with new business initiative such as Oyster, is not involving and developing a marketing foundation early that ultimately limited the success of the new business adventure. The effort to develop this 'plan for success' will occur during the initial phase of Oyster.




INVESTMENT OPPORTUNITY


[sections below require discussion....]



Perot Systems Confidential                                                    31

PROPOSED LEGAL STRUCTURE


Below is an initial draft of the Oyster legal structure.

[CHART]

Figure N - Proposed Legal Structure. (NFP - Not For Profit, FP - For Profit)


Each organization is listed below with their respective core function or service:


THE EX.COM, INC.


o    Administration

o    HR

o    Marketing

o    IT

o    Legal

o    Lobbying

Misc:

1.       For Profit



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

INFOCO, LLC


o    Consulting

o    Regulatory Management

o    RT Data Sales & Services

o    E-Publishing

Misc:

1.   INFOCO, LLC will leverage EX.COM content

2.   Potential partners - Fosters, Rueters, etc..

3.   For Profit


EXCHANGE CO, LLC


o    Regulated (FERC, CFTC,....)

o    Member Owned or Stakeholder Owned

Misc:

1.   Leverages Current Skills (PX, OMT, & PSC)

2.   Leverages Current Systems (CBOT, NYMEX,....)

3.   Nor For Profit



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

CLEARCO, LLC


o    Bank Like Services

o    Credit / Guaranty Mgmt.

o    Financing

o    Treasury

o    Settlements

Misc:

1.   For Profit


SERVCO, LLC


o    Metering

o    Invoicing

o    Reconciliation

o    Scheduling

o    Transport Optimization

Misc:

1.   For Profit

2.   Leverages Titan & Fixed Firm (PX, PSC, OMT)




The next phase of the Oyster development process will finalize the legal structures in such a way that accomplishes the business mission and provides an adequate organizational foundation. The process to finalize legal structures by no means will be simple and without issues. For example, the legislative and regulatory issues within the CalPX enterprise create multiple gateways that must be embarked upon prior to establishing the legal structure.



Perot Systems Confidential                                                    34

MANAGEMENT ORGANIZATION


.....



Perot Systems Confidential                                                    35

TIMELINE OF MILESTONES, EVENTS, AND BENEFITS



[insert info sys - raymond / al / jens / ebrahim]



Perot Systems Confidential                                                    36

CLEARING OF OTC AND EXCHANGE TRADED CONTRACTS - NEXT STEPS


1.   Determine high level design of ClearCo operations and business model

     a.   identify fundamental business processes

     b. determine "gaps" to be filled by partners or alliances allowing for quick launch of service e.g. technology, e-commerce; trading process expertise; business rules design; risk management, etc.

     c.   estimate costs of design-build-operate

     d. validate estimated point spread "basis" required and do quick sanity check of whether it supports creation of the enterprise

     e. determine forecasted service volumes and then "break-even" pricing for exchange services (to cover costs) and determine pricing models for making profits on clearing services e.g. transaction value x basis points spread- complete pro forma model

     f.   determine relationships

2. Investigate legal and regulatory issues and constraints to establish a clearinghouse as a legal counterpart to all positions (exchange and OTC) in the US or 'off-shore'

3. Explore the ability to raise clearing funds and the costs associated with insurance

4. Investigate legal and regulatory issues associated with CalPX offering a clearing service for the current exchange traded products

5.   Validate that major market participants will agree to standard contract

6.   Validate that existing CalPX business can be outsourced to ClearCo

7. Assess system adaptations/modifications to operate the clearing service utilize the existing OM systems

8.   Assess costs of risk determination [= fee for counter party risk]

9. Assign a dedicated team to develop the detailed business plan and go to market details



Perot Systems Confidential                                                    37

GENERIC SCHEDULE

[CHART]



Perot Systems Confidential                                                    38

APPENDIXES

1.   MARKET BACKUP - TRADING

2.   MARKET BACKUP - SCHEDULING

3.   MARKET BACKUP - CLEARING / SETTLEMENTS

4.   MARKET BACKUP - SCHEDULING

5.   .

6.   .

7.   .

8.   .

9.   .



Perot Systems Confidential                                                    39